                                                                    EXHIBIT 10.1

                               SUPPORT AGREEMENT

              MEMORANDUM OF AGREEMENT made as of August 30, 1996.

B E T W E E N:

        DIGICON INC.,
        a corporation existing under the laws of the State of Delaware, (hereinafter referred to as "Digicon"),

                                                             OF THE FIRST PART,

                                    - and -

       VERITAS ENERGY SERVICES INC.
       a corporation existing under the laws of the Province of Alberta, (hereinafter referred to as "Veritas"),

                                                             OF THE SECOND PART.

     WHEREAS pursuant to a combination agreement dated as of May 10, 1996, by and between Digicon and Veritas (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), Digicon and Veritas would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit D to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

     AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated August 30, 1996 filed pursuant to the Business Corporations Act (Alberta) each issued and outstanding common share of Veritas (a "Veritas Common Share") was exchanged for 0.8 issued and outstanding Exchangeable Shares of Veritas (the "Exchangeable Shares"), and thereafter, Veritas' sole issued and outstanding Class A Preferred Share was exchanged by the holder thereof for one issued and outstanding Veritas Common Share;

     AND WHEREAS the above-mentioned Articles of Arrangement set forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

     AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby Digicon will take certain actions and make certain payments and deliveries necessary to ensure that Veritas will be able to make certain payments and to deliver or cause to be delivered shares of Digicon Common Stock in satisfaction of the obligations of Veritas under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;



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

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1. DEFINITIONS AND INTERPRETATION

      (a) DEFINED TERMS. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

      (b) INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

      (c) NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

      (d) DATE FOR ANY ACTION. If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2. COVENANTS OF DIGICON AND VERITAS

      (a) COVENANTS OF DIGICON REGARDING EXCHANGEABLE SHARES. So long as any Exchangeable Shares are outstanding, Digicon will:

                        (i) not declare or pay any dividend on Digicon
                            Common Stock unless (A) Veritas will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (B) subsection 2(a)(ii) shall be complied with in connection with such dividend;

                       (ii) cause Veritas to declare simultaneously with
                            the declaration of any dividend on Digicon Common Stock an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on Digicon Common Stock, cause Veritas to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

                      (iii) advise Veritas sufficiently in advance of the
                            declaration by Digicon of any dividend on Digicon Common Stock and take all such other actions as are necessary, in cooperation with Veritas, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on Digicon Common Stock




                                     -2-
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                            and such dividend on the Exchangeable Shares shall
                            correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed;

                       (iv) ensure that the record date for any dividend
                            declared on Digicon Common Stock is not less than 10 Business Days after the declaration date for such dividend;

                        (v) take all such actions and do all such things as
                            are necessary or desirable to enable and permit Veritas, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Veritas, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Veritas to cause to be delivered shares of Digicon Common Stock to the holders of Exchangeable Shares in accordance with the provisions of
                            Article 5 of the Exchangeable  Share Provisions;

                       (vi) take all such actions and do all such things
                            as are necessary or desirable to enable and permit Veritas, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Veritas to cause to be delivered shares of Digicon Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be; and

                      (vii) not exercise its vote as a shareholder to
                            initiate the voluntary liquidation, dissolution or winding-up of Veritas nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Veritas.

      (b) SEGREGATION OF FUNDS. Digicon will cause Veritas to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable Veritas to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and Veritas will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

      (c) RESERVATION OF SHARES OF DIGICON COMMON STOCK. Digicon hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its

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

           authorized and unissued capital stock such number of shares of Digicon Common Stock (or other shares or securities into which Digicon Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and
           (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit Veritas to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which Digicon may now or hereafter be required to issue shares of Digicon Common Stock.

      (d) NOTIFICATION OF CERTAIN EVENTS. In order to assist Digicon to comply with its obligations hereunder, Veritas will give Digicon notice of each of the following events at the time set forth below:

                        (i) in the event of any determination by the Board
                            of Directors of Veritas to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Veritas or to effect any other distribution of the assets of Veritas among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

                       (ii) immediately, upon the earlier of (A) receipt
                            by Veritas of notice of, and (B) Veritas otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Veritas or to effect any other distribution of the assets of Veritas among its shareholders for the purpose of winding-up its affairs;

                      (iii) immediately, upon receipt by Veritas of a
                            Retraction Request (as defined in the Exchangeable Share Provisions);

                       (iv) at least 130 days prior to any accelerated
                            Automatic Redemption Date determined by the Board of Directors of Veritas in accordance with the Exchangeable Share Provisions; and

                        (v) as soon as practicable upon the issuance by
                            Veritas of any Exchangeable Shares or rights to acquire Exchangeable Shares.

      (e) DELIVERY OF SHARES OF DIGICON COMMON STOCK. In furtherance of its obligations hereunder, upon notice of any event which requires Veritas to cause to be delivered shares of Digicon Common Stock to any holder of Exchangeable Shares, Digicon shall forthwith issue and deliver the requisite shares of Digicon Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as Veritas shall direct. All such shares of Digicon Common Stock shall be duly issued

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

           as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

      (f)  QUALIFICATION OF SHARES OF DIGICON COMMON STOCK.  Digicon
           covenants that if any shares of Digicon Common Stock (or other shares or securities into which Digicon Common Stock may be reclassified or changed as contemplated by Section 2(g) hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights (both as defined in the Voting and Exchange Trust Agreement) require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which Digicon Common Stock may be reclassified or changed as contemplated by Section 2(g) hereof) may be issued and delivered by
           Digicon to the initial holder thereof (other than    Veritas) or in
           order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of Digicon for purposes of Canadian federal or provincial securities law or an "affiliate" of Digicon for purposes of United States federal or state securities law), Digicon will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of Digicon Common Stock (or other shares or securities into which Digicon Common Stock may be reclassified or changed as contemplated by Section 2(g) hereof) to be and remain duly registered, qualified or approved. Digicon represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of Digicon Common Stock (or other shares or securities into which Digicon Common Stock may be reclassified or changed as contemplated by Section 2(g) hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right and the Automatic Exchange Rights to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of Digicon for the purposes of Canadian federal and provincial securities law or an "affiliate" of Digicon for the purposes of United States federal or state securities law). Digicon will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of Digicon Common Stock (or other shares or securities into which Digicon Common Stock may be reclassified or changed as contemplated by Section 2(g) hereof) to be delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time. Digicon will in good faith expeditiously take all such action and do all such things as are necessary to cause all Exchangeable Shares to be and to continue to be listed and posted for trading on a stock exchange in Canada. Digicon will in good faith expeditiously take all such

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

           action and do all such things as are necessary to cause all the shares of Digicon Common Stock to be and to continue to be listed and posted for trading on The Toronto Stock Exchange.

(g)        EQUIVALENCE.

           (i) Digicon will not without the prior approval of Veritas and the prior approval of the holders of the Exchangeable Shares given in accordance with
                Section 9.2 of the Exchangeable Share Provisions:

                (A) issue or distribute shares of Digicon Common Stock  (or securities exchangeable for or convertible into or carrying rights to acquire shares of Digicon Common Stock) to the holders of all or substantially all of the then outstanding Digicon Common Stock by way of stock dividend or other distribution; or

                (B) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Digicon Common Stock entitling them to subscribe for or to purchase shares of Digicon Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Digicon Common Stock); or

                (C) issue or distribute to the holders of all or substantially all of  the then outstanding shares of Digicon Common
                    Stock (I) shares or securities of Digicon of any class other than Digicon Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Digicon Common Stock), (II) rights, options or warrants other than those referred to in subsection 2(g)(i)(A) above, (III) evidences of indebtedness of Digicon or (IV) assets of Digicon;

           unless (D) Veritas is permitted under applicable law to issue or distribute the equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (E) Veritas shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

           (ii) Digicon will not without the prior approval of Veritas and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share
                Provisions:

                (A) subdivide, redivide or change the then outstanding shares of Digicon Common Stock into a greater number of shares of Digicon Common Stock; or

                (B) reduce, combine or consolidate or change the then
                    outstanding shares of Digicon Common Stock into a lesser number of shares of Digicon Common Stock; or


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

                 (C) reclassify or otherwise change the shares of Digicon
                     Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of Digicon Common Stock;

           unless (I) Veritas is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights of holders of, the Exchangeable Shares and (II) the same or an equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

           (iii) Digicon will ensure that the record date for any event referred to in section 2(g)(i) or 2(g)(ii) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 20 Business Days after the date on which such event is declared or announced by Digicon (with simultaneous notice thereof to be given by Digicon to Veritas).

      (h) TENDER OFFERS, ETC. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Digicon Common Stock (an "Offer") is proposed by Digicon or is proposed to Digicon or its shareholders and is recommended by the Board of Directors of Digicon, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Digicon, Digicon shall take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of Digicon Common Stock, without discrimination, including, without limiting the generality of the foregoing, Digicon will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by Digicon or where Digicon is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against Veritas (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

      (i) OWNERSHIP OF OUTSTANDING SHARES. Without the prior approval of Veritas and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions, Digicon covenants and agrees in favour of Veritas that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Digicon or any of its Subsidiaries, Digicon will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of Veritas and all outstanding securities of Veritas carrying or otherwise entitled to voting rights in any circumstances, in each case other than the Exchangeable Shares.

      (j) DIGICON NOT TO VOTE EXCHANGEABLE SHARES. Digicon covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by Digicon and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as

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

           part of the quorum for each such meeting. Digicon further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (Alberta) (or any successor or other corporate statute by which Veritas may in the future be governed) with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

      (k) DUE PERFORMANCE. On and after the Effective Date, Digicon shall duly and timely perform all of its obligations provided for in the Plan of Arrangement, including any obligations that may arise upon the exercise of Digicon's rights under the Exchangeable Share Provisions.

      (l) ELECTION OF DIGICON BOARD AND NOMINATING COMMITTEE. At or prior to the Effective Time (as defined in the Combination Agreement), (i) such number of directors of Digicon shall resign or be removed such that there shall be no more than six directors of Digicon ("Digicon Designees") serving in such a capacity, (ii) the size of the board of directors of Digicon shall be increased so that it shall initially consist of ten directors and (iii) a nominating committee (the "Nominating Committee") will be created. At the Effective Time, four individuals designated by Veritas (the "Veritas Designees") shall be elected to the board of directors of Digicon. The Nominating Committee (i) shall consist initially of two outside directors who are Veritas Designees and two outside directors who are Digicon Designees, (ii) shall take action by the vote of a majority of its authorized number of members and (iii) shall nominate directors for election for not less than the two annual stockholder meetings of Digicon (or special meetings in lieu thereof) following the Closing (as defined in the Combination Agreement). Any member of the Nominating Committee who ceases to be such a member (whether by reason of resignation from the Nominating Committee or death, disability, removal or resignation as a director or otherwise) shall be promptly replaced with a Digicon director designated by a majority of the Veritas Designees or the Digicon Designees, as applicable. Digicon shall put forth those individuals nominated by the Nominating Committee for election to its board of directors and will solicit proxies for its stockholder's meetings in favour of the election of each such individual.

3. GENERAL

      (a) TERM. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than Digicon and any of its Subsidiaries.

      (b) CHANGES IN CAPITAL OF DIGICON AND VERITAS. Notwithstanding the provisions of section 3(d) hereof, at all times after the occurrence of any event effected pursuant to section 2(g) or 2(h) hereof, as a result of which either Digicon



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           Common Stock or the  Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Digicon Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

      (c) SEVERABILITY. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

      (d) AMENDMENTS, MODIFICATIONS, ETC. This agreement may not be amended or modified except by an agreement in writing executed by Veritas and Digicon and approved by the holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions.

      (e)  MINISTERIAL AMENDMENTS.  Notwithstanding the provisions of section 3(d), the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

                        (i) adding to the covenants of either or both
                            parties for the protection of the holders of the Exchangeable Shares;

                       (ii) making such amendments or modifications not
                            inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Veritas and Digicon, it may be expedient to make, provided that each such boards of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

                      (iii) making such changes or corrections which, on
                            the advice of counsel to Veritas and Digicon, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of Veritas and Digicon shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

      (f) MEETING TO CONSIDER AMENDMENTS. Veritas, at the request of Digicon, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of Veritas, the Exchangeable Share Provisions and all applicable laws.

      (g) AMENDMENTS ONLY IN WRITING. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

      (h) INUREMENT. This agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

      (i) NOTICES TO PARTIES. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

           (i) if to Digicon at:    Digicon Inc.
                                    3701 Kirby Drive, Suite 112
                                    Houston, Texas 77098
                                    Attention: President

           Telecopy:                (713) 526-5611

           (ii)  if to Veritas at:  Veritas Energy Services Inc.
                                    Suite 300, 615 - Third Avenue S.W.
                                    Calgary, Alberta T2P 0G6
                                    Attention: President
                                    Telecopy: (403) 266-9359

           Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

      (j) COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

      (k) JURISDICTION. This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

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


      (l) ATTORNMENT. Digicon agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Veritas at its registered office in the Province of Alberta as Digicon's attorney for service of process.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.


DIGICON INC.                     VERITAS ENERGY SERVICES INC.


Per: /s/ RICHARD W. MCNAIRY      Per: /s/ DAVID B. ROBSON
    -----------------------           ------------------------
     Richard W. McNairy
     Vice President and          Per:
     Chief Financial Officer          ------------------------




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